Exhibit 99.1

Laboratory Corporation of America Holdings Unaudited Condensed Consolidated
Pro Forma Financial Information

The following unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 2023 and the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020 reflect the results of operations as if the spinoff had occurred on January 1, 2020. The unaudited condensed consolidated pro forma balance sheet as of March 31, 2023 assumes that the spinoff occurred as of March 31, 2023. The unaudited condensed consolidated pro forma financial information should be read together with the Company’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2022, and in its quarterly report on Form 10-Q for the three months ended March 31, 2023.

The unaudited condensed consolidated pro forma financial information is presented based on information currently available, is intended for informational purposes, is not intended to represent what the Company’s consolidated statements of operations and balance sheet actually would have been had the spinoff occurred on the dates indicated above and do not reflect all actions that may be undertaken by the Company after the Distribution and disposition of Fortrea. In addition, the unaudited condensed consolidated pro forma financial information is not necessarily indicative of the Company’s results of operations and financial position for any future period.

The “Historical LCAH (as reported)” column in the unaudited condensed consolidated pro forma financial information reflects the Company’s historical consolidated financial information for the periods presented and does not reflect any adjustments related to the spinoff and related transactions.

The information in the “Discontinued Operations” column in the unaudited condensed consolidated pro forma statements of operations was derived from the Company’s consolidated financial information and related accounting records for the three months ended March 31, 2023 and the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020, and reflects the operating results of, and costs to separate, Fortrea. Discontinued Operations does not include any allocation of general corporate overhead expense or interest expense of the Company to Fortrea. The information in the “Discontinued Operations” column in the unaudited condensed consolidated pro forma balance sheet was derived from the Company’s consolidated financial information and the related accounting records as of March 31, 2023, adjusted to include certain assets and liabilities that will be transferred to Fortrea pursuant to the Separation and Distribution agreement, and exclude certain liabilities related to Fortrea that will be retained by the Company in connection with the spinoff. Discontinued Operations does not reflect what Fortrea’s results of operations would have been on a stand-alone basis, and are not necessarily indicative of future results of operations. Beginning in the second quarter of fiscal 2023, Fortrea’s historical financial results for periods prior to the spinoff will be reflected in the Company’s consolidated financial statements as discontinued operations.

The information in the “Pro Forma Adjustments” column in the unaudited condensed consolidated pro forma financial information was based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the spinoff and related transactions that are factually supportable, and for purposes of the consolidated statements of operations, are expected to have a continuing impact on the Company. The pro forma adjustments do not reflect future events that may occur after the spinoff, including potential selling, general and administrative dis-synergies and the expected charges, the expected realization of any cost savings and other synergies, or the usage of the expected cash distribution to be received from Fortrea in connection with the spinoff.

The “Pro Forma LCAH” column is not necessarily indicative of future results nor does it reflect what the Company’s financial position and results of operations would have been as an independent public company during the periods presented.

Exhibit 99.1

LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
AS OF MARCH 31, 2023
(in millions)

	Historical LCAH (as reported)	Discontinued Operations (a)	Pro Forma Adjustments		Pro Forma LCAH
ASSETS
Current assets:
Cash and cash equivalents	$393.9	$(99.1)	$—		$294.8
Accounts receivable, net	2,344.8	(446.4)	—		1,898.4
Unbilled services	705.1	(549.2)	—		155.9
Supplies inventory	481.4	(0.1)	—		481.3
Prepaid expenses and other	769.8	(110.0)	—		659.8
Total current assets	4,695.0	(1,204.8)	—		3,490.2
Property, plant and equipment, net	2,944.1	(176.5)	—		2,767.6
Goodwill, net	8,116.0	(2,009.8)	—		6,106.2
Intangible assets, net	3,912.3	(812.3)	—		3,100.0
Joint venture partnerships and equity method investments	65.8	—	—		65.8
Deferred income taxes	7.7	(1.2)	—		6.5
Other assets, net	459.1	(60.8)	—		398.3
Total assets	$20,200.0	$(4,265.4)	$—		$15,934.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$880.7	$(104.1)	$—		$776.6
Accrued expenses and other	929.5	(198.0)	47.4	(c)	778.9
Unearned revenue	586.7	(258.0)	—		328.7
Short-term operating lease liabilities	181.2	(22.4)	—		158.8
Short-term finance lease liabilities	6.1	—	—		6.1
Short-term borrowings and current portion of long-term debt	301.4	—	(300.0)	(b)	1.4
Total current liabilities	2,885.6	(582.5)	(252.6)		2,050.5
Long-term debt, less current portion	5,052.3	—	—		5,052.3
Operating lease liabilities	668.3	(30.2)	—		638.1
Financing lease liabilities	82.0	—	—		82.0
Deferred income taxes and other tax liabilities	737.4	(168.7)	—		568.7
Other liabilities	413.6	(22.3)	—		391.3
Total liabilities	9,839.2	(803.7)	(252.6)		8,782.9
Commitments and contingent liabilities
Noncontrolling interest	19.3	—	—		19.3
Shareholders’ equity:
Total shareholders’ equity	10,341.5	(3,461.7)	252.6	(d)	7,132.4
Total liabilities and shareholders’ equity	$20,200.0	$(4,265.4)	$—		$15,934.6

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

Exhibit 99.1

LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(in millions, except per share data)
(unaudited)

	Historical LCAH (as reported)	Discontinued Operations (a)	Pro Forma Adjustments	Pro Forma LCAH
Revenues	$3,777.9	$(740.1)	$—	$3,037.8
Cost of revenues	2,803.2	(615.4)	—	2,187.8
Gross profit	974.7	(124.7)	—	850.0
Selling, general and administrative expenses	553.6	(96.5)	—	457.1
Amortization of intangibles and other assets	69.3	(15.9)	—	53.4
Goodwill and other asset impairments	2.2	—	—	2.2
Restructuring and other charges	8.6	(1.1)	—	7.5
Operating income	341.0	(11.2)	—	329.8
Other income (expense):
Interest expense	(50.7)	—	—	(50.7)
Equity method income, net	(2.1)	—	—	(2.1)
Investment income	2.2	(0.7)	—	1.5
Other, net	(12.6)	6.5	—	(6.1)
Earnings before income taxes	277.8	(5.4)	—	272.4
Provision for income taxes	64.5	(0.6)	—	63.9
Net earnings	213.3	(4.8)	—	208.5
Less: Net earnings attributable to the noncontrolling interest	(0.4)	—	—	(0.4)
Net earnings attributable to Laboratory Corporation of America Holdings	$212.9	$(4.8)	$—	$208.1

Basic earnings per common share	$2.41			$2.35
Diluted earnings per common share	$2.39			$2.34

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

Exhibit 99.1

LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022
(in millions, except per share data)
(unaudited)

	Historical LCAH (as reported)	Discontinued Operations (a)	Pro Forma Adjustments	Pro Forma LCAH
Revenues	$14,876.8	$(3,012.9)	$—	$11,863.9
Cost of revenues	10,491.7	(2,336.7)	—	8,155.0
Gross profit	4,385.1	(676.2)	—	3,708.9
Selling, general and administrative expenses	1,996.6	(233.5)	—	1,763.1
Amortization of intangibles and other assets	259.3	(65.7)	—	193.6
Goodwill and other asset impairments	271.5	(9.8)	—	261.7
Restructuring and other charges	83.8	(29.8)	—	54.0
Operating income	1,773.9	(337.4)	—	1,436.5
Other income (expense):
Interest expense	(180.3)	0.5	—	(179.8)
Equity method income, net	5.4	—	—	5.4
Investment income	8.9	(1.4)	—	7.5
Other, net	(25.3)	(6.9)	—	(32.2)
Earnings before income taxes	1,582.6	(345.2)	—	1,237.4
Provision for income taxes	302.0	(68.1)	—	233.9
Net earnings	1,280.6	(277.1)	—	1,003.5
Less: Net earnings attributable to the noncontrolling interest	(1.5)	—	—	(1.5)
Net earnings attributable to Laboratory Corporation of America Holdings	$1,279.1	$(277.1)	$—	$1,002.0

Basic earnings per common share	$14.05			$11.00
Diluted earnings per common share	$13.97			$10.94

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

Exhibit 99.1

LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021
(in millions, except per share data)
(unaudited)

	Historical LCAH (as reported)	Discontinued Operations (a)	Pro Forma Adjustments	Pro Forma LCAH
Revenues	$16,120.9	$(2,984.8)	$—	$13,136.1
Cost of revenues	10,496.6	(2,352.9)	—	8,143.7
Gross profit	5,624.3	(631.9)	—	4,992.4
Selling, general and administrative expenses	1,952.1	(261.8)	—	1,690.3
Amortization of intangibles and other assets	369.6	(140.1)	—	229.5
Goodwill and other asset impairments	—	—	—	—
Restructuring and other charges	43.1	(19.1)	—	24.0
Operating income	3,259.5	(210.9)	—	3,048.6
Other income (expense):
Interest expense	(212.1)	0.3	—	(211.8)
Equity method income, net	26.5	—	—	26.5
Investment income	10.2	(1.4)	—	8.8
Other, net	42.5	(27.0)	—	15.5
Earnings before income taxes	3,126.6	(239.0)	—	2,887.6
Provision for income taxes	747.1	(57.1)	—	690.0
Net earnings	2,379.5	(181.9)	—	2,197.6
Less: Net earnings attributable to the noncontrolling interest	(2.2)	—	—	(2.2)
Net earnings attributable to Laboratory Corporation of America Holdings	$2,377.3	$(181.9)	$—	$2,195.4

Basic earnings per common share	$24.60			$22.71
Diluted earnings per common share	$24.39			$22.52

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

Exhibit 99.1

LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020
(in millions, except per share data)
(unaudited)

	Historical LCAH (as reported)	Discontinued Operations (a)	Pro Forma Adjustments	Pro Forma LCAH
Revenues	$13,978.5	$(2,527.9)	$—	$11,450.6
Cost of revenues	9,025.7	(1,995.0)	—	7,030.7
Gross profit	4,952.8	(532.9)	—	4,419.9
Selling, general and administrative expenses	1,729.3	(232.5)	—	1,496.8
Amortization of intangibles and other assets	275.4	(96.1)	—	179.3
Goodwill and other asset impairments	462.1	(418.7)	—	43.4
Restructuring and other charges	40.6	(8.9)	—	31.7
Operating income	2,445.4	223.3	—	2,668.7
Other income (expense):
Interest expense	(207.4)	0.3	—	(207.1)
Equity method income, net	2.9	—	—	2.9
Investment income	10.3	(0.7)	—	9.6
Other, net	(32.1)	27.5	—	(4.6)
Earnings before income taxes	2,219.1	250.4	—	2,469.5
Provision for income taxes	662.1	(53.0)	—	609.1
Net earnings	1,557.0	303.4	—	1,860.4
Less: Net earnings attributable to the noncontrolling interest	(0.9)	—	—	(0.9)
Net earnings attributable to Laboratory Corporation of America Holdings	$1,556.1	$303.4	$—	$1,859.5

Basic earnings per common share	$15.99			$19.11
Diluted earnings per common share	$15.88			$18.97

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

Exhibit 99.1

LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The unaudited condensed consolidated pro forma statements of operations for the quarter ended March 31, 2023 and the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020, and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 include the following adjustments:

(a)    Reflects the discontinued operations of Fortrea, including the associated assets, liabilities, equity and results of operations and the non-recurring costs, primarily consisting of professional fees, that are directly related to the spinoff. Certain liabilities related to Fortrea and certain general corporate overhead expenses that were not specifically related to Fortrea were excluded, as they did not meet the discontinued operations criteria.

(b)    Reflects the cash distribution of approximately $1,600.0 million from Fortrea to the Company in connection with the spinoff as partial consideration for the assets that were contributed to Fortrea in connection with the spinoff. The Company intends to use these proceeds toward a $1,000.0 million accelerated share repurchase program and paying down $300.0 million of debt maturing this year, with the remaining funds to be returned to shareholders through additional future share repurchases and/or cash dividends.

(c)    Reflects approximately $47.4 million of additional transaction costs incurred subsequent to March 31, 2023.

(d)    Reflects the impact to the Company’s total shareholder’ equity from pro forma adjustments described in notes (b) and (c) above.